UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2019

Carriage Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Boulevard, Suite 300 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

(713) 332-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 25, 2019, Carriage Services, Inc. (the “Company”), solely in its capacity as a guarantor thereunder, and its subsidiaries, Carriage Funeral Holdings, Inc. (“Funeral Holdings”), Carriage Holdings Virginia, Inc. (“Merger Sub Corp.”) and Carriage Services of Virginia, LLC (“Merger Sub LLC” and, together with Merger Sub Corp., the “Merger Subs”) entered into a Transactions Agreement (the “Transactions Agreement”) with Calvary Memorial Park, Inc. (“CMP”), Fairfax Memorial Home, L.L.C. (“FMFH” and, together with CMP, the “Target Companies”), and David Dodrill, solely in his capacity as the initial holder representative thereunder (the “Holder Representative”). Pursuant to the Transactions Agreement, subject to the satisfaction or waiver of the conditions set forth in the Transactions Agreement, Merger Sub Corp. will merge with and into CMP, with CMP surviving the merger, and Merger Sub LLC will merge with and into FMFH, with FMFH surviving the merger (collectively, the “Mergers”). Following the Mergers, the Target Companies will each be indirect, wholly-owned subsidiaries of the Company. The Target Companies own and operate a combined funeral home/cemetery business in Fairfax, Virginia.

At the closing of the Mergers, the shareholders of CMP will receive $50 million in consideration and the unitholders of FMFH will receive $50 million in consideration, which amounts shall be payable in cash by Funeral Holdings, pursuant to the terms and conditions of the Transactions Agreement.

The respective boards of directors or managers, as applicable, of the Company, Funeral Holdings, the Merger Subs, and the Target Companies have determined that the Transactions Agreement and the transactions contemplated by the Transactions Agreement, are fair to, advisable and in the best interests of their respective stockholders or members, as applicable, and have approved and declared advisable the Mergers and the Transactions Agreement. The transactions contemplated by the Transactions Agreement are subject to certain closing conditions.

The Transactions Agreements may be terminated prior to the consummation of the Mergers by (i) the mutual consent of Holder Representative and Funeral Holdings or (ii) Funeral Holdings if there is a material breach by the Target Companies of certain representations, warranties or covenants set forth in the Agreement or if the closing of the Mergers has not occurred prior to January 31, 2020, provided that neither Funeral Holdings nor either of the Merger Subs is in willful breach of the Transactions Agreement, which breach is the primary cause of the failure to close, or Funeral Holdings has failed to take any action required to fulfill any obligations under the Transactions Agreement.

The Transactions Agreement contains representations and warranties by Funeral Holdings and the Merger Subs, on the one hand, and by the Target Companies, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Transactions Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Transactions Agreement. Moreover, certain representations and warranties in the Transactions Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the Funeral Holdings and the Merger Subs, on the one hand, and the Target Companies, on the other hand. Accordingly, the representations and warranties and other disclosures in the Transactions Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, Funeral Holdings, the Merger Subs or the Target Companies at the time they were made or otherwise.

Pursuant to the Transactions Agreement, the parties have generally agreed to indemnify each other for breaches of the representations, warranties and covenants contained in the Transactions Agreement, subject to certain limitations specified therein.

The Company will fully guaranty Funeral Holdings’ obligations under the Transactions Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

Effective December 1, 2019, William W. Goetz has been appointed to serve as the President and Chief Operating Officer of the Company and elected to serve as a member of the Board of Directors.

Mr. Goetz, age 55, served as the Senior Vice President, Sales & Marketing of Sysco Corporation from July 2016 to July 2019. Prior to that, he served as Senior Vice President and Chief Marketing Officer of Sysco Corporation from October 2013 until July 2016. Mr. Goetz initially joined Sysco Corporation in January 2012 as Senior Vice President, Marketing. Mr. Goetz began his career in 1986 as a management trainee at Cintas Corporation and progressed through a series of sales and marketing roles before being named Vice President-Marketing and Merchandising in 1997. In 2003, he joined ECOLAB Corporate as Vice President-Corporate Marketing, and later was appointed Vice President International Marketing. In 2006, he returned to Cintas as Vice President and Chief Marketing Officer. In 2008, he assumed the role of President and Chief Operating Officer-Global Accounts and Strategic Markets of Cintas, in which he served until joining Sysco in 2012.

On December 1, 2019, the Company entered into an employment agreement with Mr. Goetz (the “Employment Agreement”), pursuant to which he will be entitled to receive an annual base salary of not less than $550,000 paid in accordance with Company payroll practices. Mr. Goetz will also be eligible for an annual performance bonus, depending upon the achievement of specific individual and corporate performance criteria. Mr. Goetz’s target cash bonus will be a minimum of 75% of his annual base salary. In addition, Mr. Goetz will be eligible to receive discretionary annual and long-term cash incentive bonuses, as well as discretionary annual and long-term equity incentive awards. The Employment Agreement provides Mr. Goetz with certain payments and benefits if his employment with the Company terminates as a result of death, disability, involuntary termination without cause (as defined in the Employment Agreement), or involuntary termination without cause, or termination by the executive officer for good reason, within a corporate change period (as defined in the Employment Agreement). In the case of a termination or resignation subject to this particular set of circumstances, Mr. Goetz would receive a lump sum payment equal to two times the sum of (i) his base salary in effect at the time, plus (ii) his target annual bonus at the time. Pursuant to the Employment Agreement, Mr. Goetz agreed to certain non-competition provisions during the term of his employment and for a period of 24 months thereafter.

On December 1, 2019, the Company entered into a performance award agreement (the “Award Agreement”) with Mr. Goetz pursuant to which he may earn shares of the Company’s common stock, which shares will vest on December 31, 2023 (the “Vesting Date”) if the Company’s common stock reaches one of three pre-determined growth targets for a sustained period ending on the Vesting Date. The Award Agreement will result in 35,000 shares being awarded, if the average closing price of the Company’s common stock for the final quarter of 2023 reaches $47.30. Alternatively, Mr. Goetz will be awarded 61,250 shares if the average closing price of the Company’s common stock for the final quarter of 2023 reaches $57.55, and 87,500 shares if the average closing price of the Company’s common stock for the final quarter of 2023 reaches $69.50.

The foregoing descriptions of the Employment Agreement and the Award Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Amendment and the form of Award Agreement, copies of which are attached as Exhibit 10.1 and incorporated by reference as Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

ITEM 7.01. REGULATION FD DISCLOSURE

On December 2, 2019, the Company issued a press release announcing the entry into the Transactions Agreement and the appointment of Mr. Goetz. The press release is attached hereto as Exhibit 99.1 of this Current Report on Form 8-K and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Employment Agreement dated December 1, 2019, by and between Carriage Services, Inc. and William W. Goetz.

10.2	Form of Performance Award Agreement under Carriage Services, Inc. 2017 Omnibus Incentive Plan, dated effective as of February 20, 2019. Incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed in February 26, 2019.

99.1	Press Release of Carriage Services, Inc. dated December 2, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2019

CARRIAGE SERVICES, INC.

By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary